DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775)684-5708
Website: secretaryofstate.biz

Certificate of Amendment (PURSUANT TO NRS 78.385 and 78.390)

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of Corporation	ADVANCED CREDIT TECHNOLOGIES, INC.

2. The Articles have been amended as follows:	Article 3 to be amended to: NUMBER OF SHARES WITH PAR VALUE: 100,000,000 PAR VALUE SHARE: $.001

3.	The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 100 percent

4. Effective date of filing:	5/4/10

5. Office Signature	/s/

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775)684-5708
Website: secretaryofstate.biz

Certificate of Amendment (PURSUANT TO NRS 78.380)

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.380 - Before Issuance of Stock)

1. Name of Corporation	ADVANCED CREDIT TECHNOLOGIES, INC.

2. The Articles have been amended as follows:	Article 3 to be amended to: NUMBER OF SHARES WITH PAR VALUE: 100,000,000 PAR VALUE SHARE: $.001

3. The undersigned declare that they constitute at least two-thirds of the Incorporators ☐, or of the board of directors ☒

4. Effective date of filing:	5/4/10

5. Signature of Represented Entity /s/ ______________________________ 5-4-10

6. I hereby accept appointment as Resident Agent for the above named corporation. /s/ Authorized Signature of RA or on Behalf of RA Company 5-4-2010

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775)684-5708
Website: secretaryofstate.biz

Statement of Change of Registered Agent by Represented Entity (PURSUANT TO NRS 77.340)

1. Name of entity as currently on file:	ADVANCED CREDIT TECHNOLOGIES, INC.

2. Entity File Numer:

3. Type of information being changed by this statement:

 ☒Change of Commercial Registered Agent
 ☐Change of Name and Address of Noncommercial Registered Agent
 ☐Change of Name, Title of Officer or Other Position with Entity to whom service is to be sent and Address of the Business Office of that Person

4. Information in effect upon the filing of this statement.
a) Commercial Registered Agent: InCorp Services, Inc b)Noncommercial Registered Agent: ________________________ c) Title of Office or Other Position with Entity: ____________________________

5. The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

6. Signatures	/s/___________________________________ /s/___________________________________